SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                                 April 17, 2000
                            ------------------------
                Date of Report (Date of Earliest Event Reported)

                              BANKFIRST CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

        Tennessee                     001-14417               58-1790903
    -----------------            --------------------    -------------------
(State or Other Jurisdiction    (Commission File No.)     (I.R.S. Employer
     of Incorporation)                                   Identification No.)

                                625 Market Street
                           Knoxville, Tennessee 37902
                           --------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (865) 595-1100
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                                       N/A
                        -------------------------------
          (Former Name or Former Address, if Changed Since Last Report)


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ITEM 5. OTHER EVENTS.

      The 2000 annual meeting of shareholders (the "Annual Meeting") of BankFirst Corporation (the "Company") was held on April 17, 2000. At the Annual Meeting, the Company's shareholders of record on February 29, 2000 were asked to take action to elect eight (8) directors, James L. Clayton, Fred R. Lawson, C. Scott Mayfield, Jr., C. Warren Neel, Charles Earl Ogle, Jr., W. David Sullins, Jr., L.A. Walker, Jr. and Geoffrey A. Wolpert, to serve on the Board of Directors until the Company's annual meeting of shareholders in 2001 or until their successors have been duly elected and qualified (the "Proposal"). The Board of Directors previously nominated each of the nominees for director on March 14, 2000.

      A total of 10,411,495 shares, or approximately 93% of the Company's outstanding shares of Common Stock entitled to vote at the Annual Meeting, was present in person or by proxy at the Annual Meeting.

      With respect to the Proposal, a plurality of the votes cast in favor of each nominee was required for the election of each nominee as director. Each of Messrs. Clayton, Lawson, Mayfield, Neel, Ogle, Sullins, Walker and Wolpert received the required plurality of the votes, and each was elected as a director.

      The breakdown of the votes cast by the shareholders was as follows:



                                    FOR               WITHHELD         ABSTAIN            AGAINST          TOTAL
                                    ---               --------         -------            -------          -----
James L. Clayton                 9,942,594            356,665          106,781             5,455        10,411,495

Fred R. Lawson                   9,893,969            356,665          106,781            54,080        10,411,495

C. Scott Mayfield, Jr.           9,947,749            356,665          106,781               300        10,411,495

C. Warren Neel                   9,942,349            356,665          106,781             5,700        10,411,495

Charles Earl Ogle, Jr.           9,944,149            356,665          106,781             3,900        10,411,495

W. David Sullins, Jr.            9,466,517            356,665          106,781           481,532        10,411,495

L. A. Walker, Jr.                9,890,082            356,665          106,781            57,967        10,411,495

Geoffrey A. Wolpert              9,941,904            356,665          106,781             6,145        10,411,495


      Also at the Annual Meeting, the Chairman of the Board of Directors announced an annual dividend on shares of the Company's Common Stock, payable on June 1, 2000 to shareholders of record as of May 15, 2000. The amount of the annual dividend has been set at $0.08 per share of Common Stock.

      A copy of the Company's press release dated April 17, 2000 regarding the dividend announcement is attached as Exhibit 99.1 hereto, and is hereby incorporated herein by reference.


ITEM 7. Financial Statements and Exhibits.

        (c)  Exhibits

             99.1     Press release of the Company issued April 17, 2000.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BANKFIRST CORPORATION

April 24, 2000                             /s/ C. David Allen
                                           ----------------------------------
                                               C. David Allen
                                           Chief Financial Officer and Secretary


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